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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Aspen Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ASPEN TECHNOLOGY, INC.
200 Wheeler Road
Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on December 4, 2014

Dear Stockholder:

        We invite you to attend our annual meeting of stockholders, which is being held as follows:

Date:	Thursday, December 4, 2014
Time:	9 a.m. Eastern time
Location:	K&L Gates LLP State Street Financial Center One Lincoln Street Boston, Massachusetts

        At the annual meeting, we will ask you and our other stockholders to:

  1.
  elect two nominees of the board of directors, Joan C. McArdle and Dr. Simon J. Orebi Gann, to the board to hold office until the 2017 Annual Meeting of Stockholders; and

  2.
  approve, on an advisory basis, the compensation of our named executive officers as identified in the Proxy Statement for the annual meeting (so-called "say on pay").

Each of the foregoing proposals is fully set forth in the Proxy Statement, which you are urged to read thoroughly. Stockholders also will be asked to consider any other business properly presented at the annual meeting.

        Only stockholders of record at the close of business on October 10, 2014 are entitled to vote at the annual meeting. The annual meeting may be adjourned from time to time without notice at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be
Held on December 4, 2014 at K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts:

The Proxy Statement, form of proxy card and 2014 Annual Report to Stockholders are available at
www.aspentech.com, as well as at www.proxyvote.com.

        Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. We have enclosed for your convenience a return envelope that is postage prepaid if mailed in the United States. Even if you vote by proxy, you may still vote in person if you attend the annual meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the record holder.

                      By Order of the Board of Directors,

                      Frederic G. Hammond
                       Secretary

Burlington, Massachusetts
October 24, 2014

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

        Our fiscal year ends on June 30, and references to a specific fiscal year are the twelve months ended June 30 of such year (for example, "fiscal 2014" refers to the fiscal year ended June 30, 2014). Our registered trademarks include aspenONE and AspenTech. All other trademarks, trade names and service marks appearing in this Proxy Statement are the property of their respective owners.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?

        Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of October 10, 2014. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.

How can I access the proxy materials over the Internet?

        You may view and also download our proxy materials for the annual meeting, including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2014 Annual Report to Stockholders, on our website at www.aspentech.com as well as at www.proxyvote.com.

How do I attend the annual meeting?

        The meeting will be held on Thursday, December 4, 2014 at 9 a.m. (Eastern time) at the offices of K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts. Directions to the meeting location are available at the K&L website at http://www.klgates.com/boston-united-states-of-america/. K&L's website and the information contained therein is not incorporated into this Proxy Statement. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on October 10, 2014, or the record date, will be entitled to vote at the annual meeting. On the record date, there were shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on October 10, 2014 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on October 10, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

 What am I voting on?

        There are two matters scheduled for a vote:

  •
  election of two directors nominated by the board of directors; and

  •
  approval, on an advisory basis, of the compensation of our named executive officers as identified in this Proxy Statement.

What if another matter is properly brought before the meeting?

        The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        With respect to the election of directors, you may either vote "For" all the nominees to the board of directors or you may "Withhold" your vote for any nominee you specify. With respect to the approval, on an advisory basis, of the compensation of our named executive officers, you may vote "For" or "Against" or abstain from voting.

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

  •
  In Person.  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  By Mail.  To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  By Telephone.  To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on December 3, 2014 to be counted.

  •
  Via the Internet.  To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on December 3, 2014 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

 How many votes do I have?

        On each matter, you have one vote for each share of common stock you own as of October 10, 2014.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board of directors recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Alliance Advisors, L.L.C. on an advisory basis and they may help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Alliance Advisors, L.L.C. a fee of $7,500 for their services, plus expenses.

What does it mean if I receive more than one Notice of Internet Availability?

        If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the Internet.

  •
  You may send a timely written notice that you are revoking your proxy to our Secretary at Aspen Technology, Inc. at our principal executive offices, which as of the date of this Proxy Statement, are located at 200 Wheeler Road, Burlington, Massachusetts 01803. We plan to move our executive offices in November, 2014 to 20 Crosby Drive, Bedford, Massachusetts 01730.

  •
  You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count:

  •
  "For" and "Withhold" votes with respect to Proposal One;

  •
  "For" and "Against" votes with respect to Proposal Two; and

  •
  abstentions and broker non-votes.

        Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders other than the election of directors. Thus, an abstention from voting on a matter has the same legal effect as a vote "Against" that matter. Broker non-votes and directions to withhold are counted as present, but are not entitled to vote on proposals for which brokers do not have discretionary authority and have no effect other than to reduce the number of affirmative votes needed to approve a proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.

Which ballot measures are considered "routine" or "non-routine"?

        The election of directors (Proposal One) and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal Two) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals One and Two.

How many votes are needed to approve the proposals?

  •
  For Proposal One, which relates to the election of directors, the two nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" will affect the outcome. Any nominee for director in an uncontested election who receives more withheld votes than votes in favor must submit an offer of resignation. Please refer to "Director Nomination Process" for more information on this policy.

  •
  Proposal Two, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive "For" votes from the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the meeting. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock as of the record date are present at the annual meeting in person or represented by proxy. On the record date, there were shares outstanding and entitled to vote. Thus, the holders of shares must be present in person or represented by proxy at the annual meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the annual meeting to another date.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in our proxy materials for presentation at the 2015 Annual Meeting of Stockholders, stockholder proposals must be received in writing by June 26, 2015 by our Secretary at our principal executive offices, which as of the date of this Proxy Statement, are located at 200 Wheeler Road, Burlington, Massachusetts 01803. We plan to move our executive offices in November, 2014, to 20 Crosby Drive, Bedford, Massachusetts 01730. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

        If a stockholder wishes to present a proposal before the 2015 Annual Meeting but does not wish to have the proposal considered for inclusion in our Proxy Statement and proxy card in accordance with Rule 14a-8, the stockholder must also give written notice to our Secretary at the address noted above. Our Secretary must receive the notice not less than sixty days nor more than ninety days prior to next year's annual meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K on or before December 10, 2014. If final voting results are not available to us in time to file a Form 8-K by that date, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL ONE. ELECTION OF DIRECTORS

        Our by-laws provide that the board of directors is to be divided into three classes, with the classes serving for staggered three-year terms. In addition, our by-laws specify that the board has the authority to fix the number of directors. The number of directors currently is fixed at six. There are two nominees for director at this annual meeting: Joan C. McArdle and Dr. Simon J. Orebi Gann. If elected, each would serve as a Class III director for a three-year term beginning at the annual meeting and ending at our 2017 Annual Meeting of Stockholders.

        The three director classes currently are comprised as follows:

  •
  Gary E. Haroian and Antonio J. Pietri are Class I directors, and their terms will end at our 2015 Annual Meeting of Stockholders;

  •
  Robert M. Whelan, Jr. and Donald P. Casey are Class II directors, and their terms will end at our 2016 Annual Meeting of Stockholders; and

  •
  Joan C. McArdle and Simon J. Orebi Gann are Class III directors, and their terms will end at our 2014 Annual Meeting of Stockholders.

        Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified, or his or her earlier resignation, death or removal.

        If elected at the annual meeting, each of the nominees would serve until the 2017 Annual Meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. If either of the nominees is unable or unwilling to serve, proxies will be voted for such substitute nominee or nominees as the board may determine. We are not aware of any reason that either nominee will be unable or unwilling to serve.

        Our nominating and corporate governance committee is responsible for identifying and recommending director candidates to the board of directors. Our board of directors is responsible for nominating members for election to the board. In order to ensure that the board of directors has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) considers diversity, age, skills, and other factors deemed appropriate given the current needs of the board of directors and our company.

        Neither of the director nominees is related by blood, marriage or adoption to any of our other directors, director nominees or executive officers, and neither is party to an arrangement or understanding with any person pursuant to which the nominee is to be selected or nominated for election as a director.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected.

        Brief biographies of the nominees are contained on page 32 of this Proxy Statement and include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes and skills of each nominee for director that led the nominating and corporate governance committee to believe that such nominee should continue to serve on the board. In addition, following the biographies of the nominees are the biographies of directors not currently up for re-election containing information as to why the committee believes that such director should continue serving on the board.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF JOAN C. MCARDLE AND DR. SIMON J. OREBI GANN.

 PROPOSAL TWO. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This Proposal Two, commonly known as a "say on pay" proposal, gives our stockholders the opportunity to express their views on our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We currently hold this vote annually.

        The compensation of our named executive officers is disclosed in the section entitled "Executive Compensation" below, including the tabular and narrative disclosures set forth in such section under the headings "Executive Compensation Tables" and "Compensation Discussion and Analysis." As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote "FOR" the following resolution:

    "RESOLVED, that the stockholders approve the compensation of the "named executive officers" of Aspen Technology, Inc., as disclosed in the section entitled "Executive Compensation" in the Proxy Statement for the Aspen Technology, Inc. 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

        Because the vote is advisory, it will not be binding on us or the board of directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the board and its compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL TWO.

 EXECUTIVE OFFICERS

        You should refer to "Information Regarding the Board of Directors and Corporate Governance—Directors—Directors Continuing in Office Until Our 2015 Annual Meeting" later in this proxy statement for information about our President and Chief Executive Officer, Antonio J. Pietri. Biographical information for our other executive officers follows.

        Mark P. Sullivan has served as our Executive Vice President since August 2010 and Chief Financial Officer since July 2009. Mr. Sullivan previously served as our Senior Vice President from July 2009 to July 2010. He served as a financial consultant to our company from March 2009 through June 2009. From 1994 to December 2008, Mr. Sullivan served in various financial executive positions at Fidelity Investments, a diversified financial services company. From 1987 to 1993, he served as Chief Operating Officer and Principal Finance and Accounting Officer at Westerbeke Corporation, a manufacturer of generators, diesel propulsion engines and other power solutions for commercial and recreational marine applications. During 1987, he served as Consulting Manager in the Business Investigatory Services group of Coopers & Lybrand Company, a public accounting and professional services firm which merged with Price Waterhouse in 1998 to form PricewaterhouseCoopers LLP. From 1980 to 1987, he held a number of financial leadership roles with Analog Devices, Inc., a manufacturer of analog, mixed-signal and digital signal processing integrated circuits used in industrial, communication, computer and consumer applications. He holds a B.A. from Middlebury College and an M.S. in Management from the Massachusetts Institute of Technology. Mr. Sullivan is 58 years old.

        Manolis E. Kotzabasakis has served as our Executive Vice President, Products since August 2010. Mr. Kotzabasakis served as our Senior Vice President, Sales and Strategy from July 2007 to July 2010; our Senior Vice President, Worldwide Sales and Business Development from January 2005 to June 2007; our Senior Vice President, Marketing and Strategy from July 2004 to December 2004; our Senior Vice President, Engineering Business Unit from September 2002 to June 2004; Vice President of our Aspen Engineering Suite of Products, Research and Development from 1998 to 2002; and Director of our Advanced Process Design Group from 1997 to 1998. He holds a B.Sc. in Chemical Engineering from the National Technical University of Athens and an M.Sc. and Ph.D. in Chemical Engineering from the University of Manchester Institute of Science and Technology. Mr. Kotzabasakis is 55 years old.

        Frederic G. Hammond has served as our Senior Vice President, General Counsel and Secretary since July 2005. From February to June 2005, Mr. Hammond was a partner at the law firm of Hinckley, Allen & Snyder LLP in Boston, Massachusetts. From 1999 through August 2004, Mr. Hammond served as vice president, business affairs and general counsel of Gomez Advisors, Inc., a performance management and benchmarking technology services firm. From 1992 to 1999, Mr. Hammond served as general counsel of Avid Technology, Inc., a provider of digital media creation, management and distribution solutions. Prior to 1992, Mr. Hammond was an attorney with the law firm of Ropes & Gray LLP in Boston, Massachusetts. He holds a B.A. from Yale College and a J.D. from Boston College Law School. Mr. Hammond is 54 years old.

EXECUTIVE COMPENSATION

Executive Compensation Tables

  Summary Compensation Table for Fiscal 2014

        The following table contains information regarding compensation earned during the last three fiscal years by our named executive officers, who consist of Antonio J. Pietri, our President and Chief Executive Officer who served in fiscal 2013 as our Executive Vice President, Field Operations; Mark E. Fusco, our former President and Chief Executive Officer who resigned effective September 30, 2013; Mark P. Sullivan, Executive Vice President and Chief Financial Officer; Manolis E. Kotzabasakis, Executive Vice President, Products; and Frederic G. Hammond, Senior Vice President, General Counsel and Secretary.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Antonio J. Pietri	2014	500,000		1,874,987	651,124	500,000	7,899		3,534,010
President and	2013	350,000		899,990	336,509	350,000	7,821		1,944,320
Chief Executive Officer	2012	325,000		697,500	276,375	325,000	7,862		1,631,737
Mark E. Fusco(4)	2014	150,000	(5)	NA	NA	NA	450,143	(6)	600,143
President and	2013	600,000		2,624,990	981,476	800,000	9,322		5,015,788
Chief Executive Officer	2012	600,000		2,015,000	737,000	750,000	5,713		4,107,713
Mark P. Sullivan	2014	370,000		997,514	346,404	300,000	9,606		2,023,524
Executive Vice President and	2013	350,000		768,758	287,436	300,000	8,425		1,714,619
Chief Financial Officer	2012	325,000		697,500	276,375	295,000	8,637		1,602,512
Manolis E. Kotzabasakis	2014	348,000		974,996	338,580	300,000	7,165		1,968,741
Executive Vice President,	2013	325,000		768,758	287,436	300,000	7,116		1,688,310
Products	2012	300,000		697,500	276,375	300,000	7,042		1,580,917
Frederic G. Hammond	2014	330,000		326,246	113,294	205,000	9,419		983,959
Senior Vice President,	2013	320,000		290,613	108,666	200,000	6,140		925,419
General Counsel and Secretary	2012	310,000		290,625	115,156	190,000	7,396		913,177

(1)
Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock units and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. For a description of the assumptions relating to our valuations of the restricted stock units and stock options, see note 6 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2014, filed with the SEC on August 13, 2014, which identifies assumptions made in the valuation of option awards.

(2)
Amounts shown consist of awards based on performance under our 2014 Executive Plan and equivalent predecessor plans for each respective fiscal year. For additional information regarding these awards in fiscal 2014, see "Compensation Discussion and Analysis-Variable Cash Compensation."

(3)
Amounts shown include matching contributions under our 401(k) deferred savings retirement plan and the annual dollar value associated with life and death and disability insurance. The amounts shown for Mr. Pietri in fiscal 2014, 2013 and 2012, respectively, include $660, $709 and $743 in expatriation foreign tax advice, respectively.

(4)
Mark E. Fusco served as our president and chief executive officer until his resignation effective September 30, 2013.

(5)
Base salary for the first quarter of fiscal 2014.

(6)
The non-employee members of the board of directors accepted the recommendation of the compensation committee that in consideration of continued service as chief executive officer through September 30, 2013, Mr. Fusco would be entitled to receive a lump sum cash payment of $450,000 consisting of a payment of $200,000 in lieu of any rights under the 2014 Executive Plan described below, and a payment of $250,000 in lieu of any equity grants.

Grants of Plan-Based Awards for Fiscal 2014

        The following table shows all plan-based awards granted to our named executive officers during fiscal 2014. The equity awards granted in fiscal 2014 identified in the table below are also reported in the table entitled "Outstanding Equity Awards at Fiscal Year-End." For additional information regarding the non-equity incentive plan awards, please refer to "Compensation Discussion and Analysis—Reasons for Providing and Manner of Structuring the Key Compensation Elements—Variable Cash Compensation."

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Stock Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)(5)
							Exercise or Base Price of Option Awards ($)
Name(2)	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Antonio J. Pietri	N/A	250,000	500,000	500,000
	8/1/2013				57,621			$1,874,987
	8/1/2013					48,018	$32.54	$651,124
Mark P. Sullivan	N/A	150,000	300,000	300,000
	8/1/2013				30,655			$997,514
	8/1/2013					25,546	$32.54	$346,404
Manolis E. Kotzabasakis	N/A	150,000	300,000	300,000
	8/1/2013				29,963			$974,996
	8/1/2013					24,969	$32.54	$338,580
Frederic G. Hammond	N/A	102,500	205,000	205,000
	8/1/2013				10,026			$326,246
	8/1/2013					8,355	$32.54	$113,294

(1)
Consists of performance-based cash incentive bonus awards under the 2014 Executive Plan. Actual amounts of awards are set forth in the Summary Compensation Table above to the extent they have been determined and paid as of the date of filing of this Proxy Statement.

(2)
Mark E. Fusco did not receive any grants in fiscal 2014 prior to his resignation effective September 30, 2013.

(3)
Represents restricted stock units granted under the 2005 Stock Incentive Plan.

(4)
Represents stock options granted under the 2005 Stock Incentive Plan and the 2010 Equity Incentive Plan.

(5)
Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock units and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. For a description of the assumptions relating to our valuations of the restricted stock units and stock options, see note 6 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2014, filed with the SEC on August 13, 2014, which identifies assumptions made in the valuation of option awards.

  Outstanding Equity Awards at Fiscal Year End

        The following table sets forth certain information as to unexercised options and stock awards held at the end of fiscal 2014 by the named executive officers.

Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)(1)	Option Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
Antonio J. Pietri	3,094	(4)	0		$10.93	8/1/2017	0		$0
	28,125		9,375	(5)	$15.50	7/31/2021	11,250	(8)	$522,000
	16,039		16,040	(6)	$23.38	7/31/2022	19,247	(9)	$893,061
	12,004		36,014	(7)	$32.54	7/31/2023	43,216	(10)	$2,005,222
Mark E. Fusco	—		—		—	—	—		—
Mark P. Sullivan	3,094	(4)	0		$10.93	8/1/2017	0		$0
	2,344		9,375	(5)	$15.50	7/31/2021	11,250	(8)	$522,000
	1,713		13,701	(6)	$23.38	7/31/2022	16,441	(9)	$762,862
	1,597		19,160	(7)	$32.54	7/31/2023	22,992	(10)	$1,066,829
Manolis E. Kotzabasakis	3,094	(4)	0		$10.93	8/1/2017	0		$0
	2,344		9,375	(5)	$15.50	7/31/2021	11,250	(8)	$522,000
	10,700		13,701	(6)	$23.38	7/31/2022	16,441	(9)	$762,862
	6,242		18,727	(7)	$32.54	7/31/2023	22,473	(10)	$1,042,747
Frederic G. Hammond	1,290	(4)	0		$10.93	8/1/2017	0		$0
	976		3,907	(5)	$15.50	7/31/2021	4,688	(8)	$217,523
	647		5,180	(6)	$23.38	7/31/2022	6,215	(9)	$288,376
	2,088		6,267	(7)	$32.54	7/31/2023	7,520	(10)	$348,928

(1)
Each option has an exercise price equal to the fair market value of our common stock at the time of grant as reported on The NASDAQ Global Select Market on the date of grant.

(2)
The expiration date of each option occurs ten years after the grant of such option with the exception of the options awarded on August 2, 2010, which will expire seven years after the grant date.

(3)
The closing price of our common stock on the NASDAQ Global Select Market on June 30, 2014 was $46.40.

(4)
These options were granted on August 2, 2010.

(5)
These options were granted on August 1, 2011. The shares underlying these options vest in 16 equal quarterly installments, commencing on September 30, 2011 and continuing on the last business day of each successive quarter thereafter, subject to the holder's continued service with us.

(6)
These options were granted on August 1, 2012. The shares underlying these options vest in 16 equal quarterly installments, commencing on September 28, 2012 and continuing on the last business day of each successive quarter thereafter, subject to the holder's continued service with us.

(7)
These options were granted on August 1, 2013. The shares underlying these options vest in 16 equal quarterly installments, commencing on September 30, 2013 and continuing on the last business day of each successive quarter thereafter, subject to the holder's continued service with us.

(8)
These stock awards were granted on August 1, 2011. The shares underlying these stock awards vest in 16 equal quarterly installments, commencing on September 30, 2011 and continuing on the last business day of each successive quarter thereafter, subject to the holder's continued service with us.

(9)
These stock awards were granted on August 1, 2012. The shares underlying these stock awards vest in 16 equal quarterly installments, commencing on September 28, 2012 and continuing on the last business day of each successive quarter thereafter, subject to the holder's continued service with us.

(10)
These stock awards were granted on August 1, 2013. The shares underlying these stock awards vest in 16 equal quarterly installments, commencing on September 30, 2013 and continuing on the last business day of each successive quarter thereafter, subject to the holder's continued service with us.

  Option Exercises and Stock Vested in 2014

        The table below details options that were exercised by our named executive officers during fiscal 2014 and shares of common stock that vested during fiscal 2014 under restricted stock units, or RSUs, held by those named executive officers.

Option Exercises and Stock Vested in 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Antonio J. Pietri	19,014	637,879	45,329	1,864,738
Mark E. Fusco	94,054	2,154,532	21,842	758,354
Mark P. Sullivan	38,526	823,663	37,183	1,529,634
Manolis E. Kotzabasakis	45,476	1,419,998	37,010	1,522,512
Frederic G. Hammond	21,719	503,504	14,489	596,054

(1)
With respect to shares distributed upon vesting of restricted stock units, we withheld shares to satisfy statutory tax withholding requirements. The number of shares reported represents the gross number prior to withholding of such shares. The net shares received upon vesting are as follows: Antonio J. Pietri, 25,849; Mark E. Fusco, 11,531; Mark P. Sullivan, 21,208; Manolis E. Kotzabasakis, 19,654; and Frederic G. Hammond, 9,049.

Compensation Discussion and Analysis

  Overview

        We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is helpful to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2014 of our chief executive officer and other executive officers included in the Summary Compensation Table on page 9. The chief executive officer and these other executive officers are referred to in this proxy statement as our "named executive officers." Our objectives and the philosophy of our executive compensation program are described starting on page 15, after the Executive Summary immediately below. We also describe actions regarding compensation taken before and after fiscal 2014 when it enhances the understanding of our executive compensation program.

  Executive Summary

        The compensation committee believes that our executive compensation program is responsibly aligned with the best interests of our stockholders, and is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies. Our program correlates to long-term stockholder value in that it encourages our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, but does not encourage our employees to assume unnecessary or excessive risks. We use executive compensation to drive continued improvement in corporate operating and financial performance, and to reward our executives for contributing to that performance.

        The highlights of our company performance for fiscal 2014 that were directly linked to executive compensation decisions the compensation committee made in fiscal 2014 include achievement of the two key metrics in our 2014 annual cash incentive plan:

  •
  Growth in Total License Contract Value ("GTLCV") of $200 million compared to our target of $[165] million. GTLCV is a measure of the increase in the estimated renewal value, as of a specific date, of our active portfolio of term license agreements, excluding associated software maintenance and support services.

  •
  Cash flow from operations was $200.1 million, compared to our target of $[173] million.

        The highlights of our executive compensation program for fiscal 2014 include:

  •
  Our executive compensation is heavily weighted toward at-risk, performance-based compensation designed to align the interests of our executives with those of our stockholders. In fiscal 2014, an average of approximately 76.5% of the compensation of our named executive officers (excluding Messrs. Pietri and Fusco, our current and former chief executive officers) was at-risk compensation in the form of variable cash compensation and equity awards. Mr. Fusco resigned as chief executive officer effective as of September 30, 2013. Mr. Pietri was named our president and chief executive officer effective as of October 1, 2013, and his annual incentive compensation target was set at $500,000. At this level, approximately 86% of his compensation was at-risk compensation in the form of variable cash compensation and equity awards. The actual economic value of our named executive officers' equity awards will depend directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options, could be as little as zero if our stock price were less than the exercise price of such stock options.

  •
  In order to provide long-term incentives and ensure that our executives maintain a long-term view of stockholder value, equity awards generally vest over four years.

  •
  We require our executives to maintain specified levels of ownership of our stock to ensure that our executives' interests are even more effectively linked to those of our stockholders.

  •
  Our executive retention agreements contain "double triggers" requiring termination of service other than for cause or resignation for good reason in connection with a change in control to trigger benefits. Those agreements do not provide for tax gross-up payments intended to offset the cost of excise taxes that could be imposed if any payments are considered "parachute payments" under the Internal Revenue Code.

  •
  In line with our pay-for-performance philosophy, we do not offer multi-year guarantees for salary increases or non-performance-based guaranteed bonuses or equity compensation.

  •
  We do not provide supplemental retirement benefits or perquisites, such as access to personal security, private aircraft, automobiles, financial planning advice, or club memberships, to our executives.

  •
  Our policies prohibit hedging by an executive, or engaging in speculative transactions with respect to our stock, including by engaging in short sales; pledging our company's securities in margin accounts; or engaging in transactions in put or call options, prepaid variable forward contracts, equity swaps, collars, exchange funds or other financial instruments designed to hedge or offset any decrease in the market value of our equity securities.

        At our annual meeting of stockholders in 2013, approximately 98.5% of the votes cast supported the say on pay proposal. While this vote was advisory only, the compensation committee considered the results of the vote in the context of our overall compensation philosophy, policies and decisions. The compensation committee believes that this 2013 stockholder vote strongly endorsed our compensation philosophy and the decisions we made for fiscal 2013. The compensation committee decided to maintain a consistent course for fiscal 2014 compensation decisions.

        In setting executive compensation for fiscal 2014, the compensation committee made the following decisions.

  •
  Remove certain companies in the peer group whose compensation practices, programs and compensation levels we had reviewed in setting compensation for fiscal 2013, because those companies had subsequently been acquired, and proxy data were no longer available.

  •
  Continue to use GTLCV and cash flow from operations as corporate performance objectives for our variable cash bonus plan. We believe these are appropriate performance objectives. GTLCV is one of the key metrics we use to assess our corporate performance, growth and financial condition, particularly as we continue transitioning to our aspenONE licensing model. Our aspenONE licensing model is a subscription offering under which customers receive access to all of the products within the aspenONE suite(s) they license, including the right to any new unspecified future software products and updates that may be introduced into a licensed aspenONE software suite. This affords customers the ability to use our software whenever required and to experiment with different applications to best solve whatever critical business challenges they face. Using this GTLCV corporate performance objective that directly reflects our financial condition and results of operations is consistent with our pay for performance philosophy that we believe aligns with the best interests of our stockholders. Similarly, cash flow from operations is a useful indicator of the achievement of the execution of our operating plan in fiscal 2014, and combined with GTLCV, would be important to increasing the value of our common stock, therefore aligning the financial interests of executives with those of our stockholders.

        For fiscal 2014, our variable cash bonus plan did not contain individual performance metrics. Instead, each eligible executive's bonus was based solely on achievement of the corporate performance metrics (GTLCV and cash flow from operations), which is consistent with our philosophy to link executive compensation to corporate performance. However, the chief executive officer (in the case of his direct reports) and the compensation committee (in the case of the chief executive officer) may reduce any award by up to 10 percent in his or its discretion.

  Objectives and Philosophy of Our Executive Compensation Program

        Our compensation philosophy for our executive officers is based on a desire to ensure sustained financial and operating performance, and to reward and retain talent that we believe is critical to our ongoing success. We believe that the compensation of our executive officers should align their interests with those of our stockholders and focus behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies.

        The primary objectives of our executive compensation program are as follows:

  •
  attract and retain talented and experienced executives in the highly competitive technology and software industries;

  •
  reward and retain executives whose knowledge, skills and performance are critical to our continued success, and simultaneously align their interests with those of our stockholders by motivating them to increase stockholder value;

  •
  balance retention compensation with pay-for-performance compensation by ensuring that a significant portion of total compensation is determined by financial operating results and the creation of stockholder value; and

  •
  motivate our executives to manage our business to meet short-term and long-term objectives and reward them appropriately for meeting or exceeding them.

  Components of Our Executive Compensation Program

        To achieve these objectives, we use a mix of compensation elements, including:

  •
  base salary;

  •
  annual variable cash bonuses;

  •
  long-term equity incentives in the form of stock options and RSUs;

  •
  severance and change in control benefits; and

  •
  benefits offered to all of our employees.

        In determining the amount and form of these compensation elements, we may consider a number of factors, including the following:

  •
  compensation levels paid by companies in our peer group, with a particular focus on target levels for cash compensation based on cash compensation targets of similarly situated officers employed by the peer companies, as we believe this approach helps us to hire and retain the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

  •
  corporate performance, particularly as reflected in achievement of key corporate strategic, financial and operational goals such as growth and penetration of customer base and financial and operational performance, as we believe this encourages our named executive officers to focus on achieving our business objectives;

  •
  the need to motivate executives to address particular business challenges unique to a particular year;

  •
  broader economic conditions, in order to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business; and

  •
  individual negotiations with named executive officers, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at prior employers—or may be declining significant compensation opportunities at other potential employers—in order to work for us, as well as negotiations upon their departures, as we recognize the benefit to our stockholders of seamless transitions.

        While the compensation committee does not have a formal policy for determining the allocation between cash and non-cash compensation, or short-term and long-term compensation, historically the compensation committee has allocated the majority of an executive's total target compensation to variable and equity compensation as he assumes greater responsibility in the organization. The compensation committee determines the percentage mix of compensation it believes is appropriate for each executive taking into account specific responsibilities within the company, the talent and expertise necessary to achieve our corporate objectives and specific expected performance outcomes for the year.

  Determining Executive Compensation

  Role of the Compensation Committee

        The compensation committee of the board of directors oversees our executive compensation program. In this role, the compensation committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to our executives and non-employee directors, including the administration of our equity and employee benefit plans. As part of this responsibility, the compensation committee reviews and approves (or recommends for approval by a majority of the independent directors), the compensation structure for our named executive officers. The board is responsible for establishing corporate objectives and targets for purposes of variable cash compensation. For fiscal 2014, the board established corporate targets of GTLCV and cash flow from operations.

        The compensation committee historically has, at its discretion, presented to the board information regarding executive compensation matters for all executives. Compensation matters for all executives other than the chief executive officer are approved by the compensation committee and presented to the board for informational purposes. The compensation committee presents to the board its recommendations on compensation matters for the chief executive officer, including base salary and target bonus levels, for approval by the independent directors. In fiscal 2014, the board approved the compensation committee's recommendations as presented.

        As part of its deliberations, the compensation committee reviews and considers materials such as our operational data and projections of total compensation under various scenarios. Additionally, the compensation committee considers the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data and analyses of historical executive compensation levels. Further, the compensation committee considers current compensation levels, industry and peer company benchmark data, recommendations from the company's human resources, accounting and finance and legal departments, and the recommendations of our chief executive officer with respect to the other executives. The compensation committee also reviews materials and advice provided by its legal counsel, K&L Gates LLP, and its independent compensation consultant, Towers Watson, in the committee's deliberations on the amount, form and other aspects of executive compensation. The compensation committee reviewed the independence of K&L Gates LLP and Towers Watson as compensation consultants pursuant to the SEC rules, and concluded that no conflict of interest existed that would affect either firm's independence.

  Role of Management

        For named executive officers other than our chief executive officer, the compensation committee solicits and considers the performance evaluations and compensation recommendations submitted to the compensation committee by the chief executive officer. In the case of the chief executive officer, the board of directors (other than the chief executive officer) evaluates his performance and determines his compensation. Antonio J. Pietri, our chief executive officer and a member of our board, participated in the meetings of the compensation committee relating to the amount of the fiscal 2014 compensation arrangements for each of the named executive officers, other than for Mr. Pietri.

        Our human resources, accounting and finance, and legal departments work with our chief executive officer to design and develop compensation programs that are applicable to named executive officers and other senior executives and that the chief executive officer recommends to the compensation committee. These departments also work with the chief executive officer to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group data summaries, to prepare other compensation committee briefing materials, and ultimately to implement the decisions of the board and its compensation committee.

  Compensation Benchmarking

        In accordance with our executive compensation philosophy described above, the compensation committee reviews relevant market and industry practices on executive compensation to balance our need to compete for talent with our need to maintain a reasonable and responsible cost structure, as well as with the goal of aligning the interests of the named executive officers with those of our stockholders. In making compensation decisions, the compensation committee reviewed publicly available information on practices, programs and compensation levels of members of a peer group selected by the compensation committee, and also used as a reference point the IPAS Global Technology Survey and the Radford Technology Survey. We refer to all these sources collectively below as the other global industry survey sources. The composition of the peer group is reviewed and updated by the compensation committee annually, based in part on the recommendations of its independent compensation consultant, as well as the recommendations of our chief executive officer.

        In general, the compensation committee sets cash compensation elements as follows, with compensation above this level possible for exceptional performance:

  •
  base salaries at or near the 50th percentile for our peer group;

  •
  target cash bonus compensation ranging from the 60th to the 75th percentile for our peer group; and

  •
  equity compensation ranging from the 50th to 75th percentile for our peer group.

        The compensation committee believes targeting each element of cash compensation at these percentiles for our peer group is necessary in order to achieve the primary objectives, described above, of our executive compensation program. The higher percentile for target cash bonuses is intended to highly motivate our executives to achieve the corporate financial objectives that underlie our performance-based bonus plans. Similarly, the higher percentile for equity compensation is intended to align the interests of our executives with those of our stockholders because the economic value of equity compensation depends directly on the performance of our stock price over the period during which the awards vest. The compensation committee considers peer group data, including mean and distribution data for peer company officers, and analyzes such data as part of the process to determine compensation levels for named executive officers.

        A number of other factors, such as economic conditions, individual performance assessment, and individual negotiations, may play an important role (or no role) with respect to the cash or equity compensation offered to any named executive officer in a given year. In setting actual compensation levels for a named executive officer, the compensation committee, in addition to considering peer group data, also considers the named executive officer's duties and responsibilities and ability to influence corporate performance. In addition to peer group analysis, the compensation committee also reviews global industry survey data to confirm the reasonableness of proposed compensation levels. The compensation committee believes this general approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure.

  Peer Group

        The fiscal 2014 peer group selected by the compensation committee after consultation with its independent compensation consultant consisted of U.S. publicly-traded enterprise software companies that had revenue within a specified range of our trailing twelve-month revenue, a business model and size similar to ours (or were otherwise in the same geographical location), and that the compensation committee believed competed with us for executive talent. At the time the compensation committee reviewed peer group data for purposes of fiscal 2014, the peer group had annual revenue of between $223 million and $1.65 billion and market capitalization between $206 million and $7.78 billion.

        For fiscal 2014, the 18 companies included in the peer group were:

Advent Software, Inc.
ANSYS, Inc.
Cadence Design Systems, Inc.
CommVault Systems, Inc.
Compuware Corporation
Concur Technologies, Inc.
Digital River, Inc.
Informatica Corporation
Jack Henry & Associates, Inc.
Manhattan Associates, Inc.
Mentor Graphics Corporation
Nuance Communications, Inc.
Progress Software Corporation
PTC Inc. (formerly Parametric Technology Corporation)
QAD Inc.
Solera Holdings, Inc.
Sourcefire, Inc.
TIBCO Software Inc.

Sourcefire, Inc. was acquired by another company on October 7, 2013, and we removed it from our peer group in considering fiscal 2015 compensation.

        For fiscal 2014, the compensation committee engaged its independent compensation consultant, Towers Watson, to review the peer group proposed by management and provide observations and suggestions for change as appropriate. The compensation committee removed certain companies in the peer group whose compensation practices, programs and compensation levels we had reviewed in setting compensation for fiscal 2013, because those companies had subsequently been acquired, and proxy data were no longer available.

  Reasons for Providing and Manner of Structuring the Key Compensation Elements

  Base Salary

        The compensation committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executives. We provide base salary as a fixed source of compensation for our executives, allowing them a degree of certainty as a significant portion of their total compensation is "at risk" and dependent upon the achievement of financial goals. Base salary is used to recognize the performance, skills, knowledge, experience and responsibilities required of all our employees, including our named executive officers. We target base salary levels at approximately the 50th percentile of our peer group.

        Historically, the compensation committee has reviewed the annual salaries for each of our named executive officers on an annual basis, considering whether existing base salary levels continue to be at approximately the 50th percentile for our peer group and other global industry survey data. In addition to considering the peer group and other global industry survey data, the compensation committee may also, but does not always, consider other factors, including the experience, tenure and performance of a named executive officer, the scope of the such officer's responsibility, the salary level negotiated by such officer in any existing employment agreement, broader economic conditions, our financial health, and the extent to which the compensation committee is generally satisfied with such officer's past performance and expected future contributions. For fiscal 2014, the compensation committee initially consulted the peer group and other global industry data, as well as an analysis developed by the committee's independent compensation consultant, and then made an independent determination to increase base salary for each named executive officer.

  Variable Cash Compensation

        In addition to base salary, executives are eligible to earn additional cash compensation through annual variable cash bonuses. These are intended to motivate executives to work at the highest levels of their individual abilities and to achieve company-wide operating and strategic objectives. The compensation committee recognizes the important role that variable cash compensation plays in attracting and retaining executives and therefore generally seeks to set target levels for variable bonuses (that is, payouts for target performance achievement) so that target cash bonus compensation ranges from the 60th to the 75th percentile for target cash bonus compensation of similarly situated executives at our peer group.

        The compensation committee generally starts the process of determining the target bonus levels by which performance will be measured under the bonus programs for executives (other than the chief executive officer, whose target bonus level is set by the board of directors), in the last quarter before the start of the applicable fiscal year. Typically, in the fourth quarter of each fiscal year, the compensation committee considers the target bonus percentages for the next fiscal year for executives (other than the chief executive officer). As part of this analysis, the compensation committee considers the likely bonus payouts for the ongoing fiscal year for executives (other than the chief executive officer) and reviews its preliminary analysis with the chief executive officer, in connection with their consideration of expected financial results for the prior year, budgets for the applicable year and the economic forecast for the applicable year. The compensation committee also considers peer group company data provided or confirmed by an independent compensation consultant. The chief executive officer then makes a recommendation to the compensation committee as to the target bonuses that the other executives should be eligible to earn for the applicable year, and the compensation committee reviews those recommendations. Generally, in the first quarter of a fiscal year, after financial results for the prior year have become available, the compensation committee reviews and finalizes its earlier discussions regarding the structure and elements of compensation for the new fiscal year. Among other things, the board approves the corporate performance goals for the year.

        In addition to awards based on the performance metrics established in the applicable incentive bonus plan, the compensation committee may make discretionary awards under the plan to eligible employees in such amounts as the committee determines are appropriate and in our best interests. If an executive's employment terminates prior to the end of the performance period, eligibility for any payment will be subject to the retention agreement then in effect between us and the executive as described in the discussion of the employee retention agreements below in "—Employment and Change in Control Agreements."

        The process of the compensation committee, and with respect to the chief executive officer, the board of directors, for establishing variable cash compensation for fiscal 2014 was completed in the first quarter of fiscal 2014. The compensation committee performed a detailed analysis by named executive officer against the peer group and other global industry data, and based on corporate GTLCV and cash flow from operations performance goals tailored to our company. On July 24, 2013, the compensation committee and, with respect to our chief executive officer, the board, approved the Executive Annual Incentive Bonus Plan for fiscal 2014, or the 2014 Executive Plan, a cash incentive bonus plan for our executives for fiscal 2014. The participants in the 2014 Executive Plan include Antonio J. Pietri, Mark P. Sullivan, Manolis E. Kotzabasakis and Frederic G. Hammond and those other executives who report directly to our chief executive officer.

  2014 Executive Plan

        Any amounts earned under the 2014 Executive Plan were payable in cash and directly tied to achievement of corporate financial targets. Amounts payable under the 2014 Executive Plan are based and weighted as follows:

  •
  50% of the overall bonus was based on achievement of our corporate GTLCV target of $165 million; and

  •
  50% of the overall bonus was based on achievement of our target cash flow from operations of $173 million.

        The board of directors selected GTLCV and cash flow from operations as the primary corporate performance goals for fiscal 2014. The board determined that GTLCV is a useful metric for analyzing our business performance, particularly while transitioning to our aspenONE licensing model and revenue comparisons between fiscal periods may not reflect the actual growth rate of our business. The board further determined that cash flow from operations would be another useful indicator of the achievement of the execution of our operating plan in fiscal 2014, and combined with GTLCV, would be important to increasing the value of our common stock, therefore aligning the financial interests of executives with those of our stockholders.

        The 2014 Executive Plan goals were based upon targets approved by the board as part of our fiscal 2014 operating plan. In order for any bonus to be payable to any executive under either the GTLCV or operating cash flow metric, achievement of at least 70% of the applicable target metric was necessary. Each metric was measured independently. Achievement of above-target performance does not increase the bonus amount, i.e., the maximum bonus award is 100% of the target. The board generally sets the target performance level for the corporate financial objectives at a level that would only be achieved if we continued to substantially improve on our past levels of performance, and if our executives performed at very high levels. As a result, the board believed that 2014 Executive Plan GTLCV and cash flow from operations targets would be difficult to reach but would be attainable with significant effort, while not entailing taking unnecessary or excessive risks.

        In fiscal 2014, performance was evaluated at mid-year and at year-end, and named executive officers were eligible to earn a bonus of up to 25% of their annual bonus target at mid-year and 75% at year-end under the 2014 Executive Plan. If less than 25% of the target bonus was earned at mid-year, the unrealized difference (up to the 25% mid-year potential) could be made up at year-end based on annual achievement against annual goals. The mid-year evaluation was based on mid-year performance of corporate performance goals only and payments could not exceed 25% of the annual bonus targets. The named executive officers received 25% of their annual bonuses based on achievement of the company performance goals during the first half of the year.

        The year-end payment was based on total annual performance against the annual performance targets less any payment received at mid-year. Annual company performance goals and achievement of such goals were as follows for fiscal 2014.

Plan Metric	Financial Target ($)	Actual Results ($)
Growth in total license contract value	$165 million	$200 million
Cash flow from operations	173 million	200.1 million

        As we exceeded both our GTLCV and cash flow from operations targets, we paid both elements at 100% for financial performance during fiscal 2014.

        Accordingly, the compensation committee approved bonuses as shown in the following table.

Named Executive Officer	Fiscal 2014 Annual Target Cash Payment ($)		Total Bonus Received for Fiscal 2014 ($)
Antonio J. Pietri	500,000		500,000
Mark P. Sullivan	300,000		300,000
Manolis E. Kotzabasakis	300,000		300,000
Frederic G. Hammond	205,000		205,000
Mark E. Fusco	0	(1)	0

(1)
On August 9, 2013, the board of directors determined that in consideration of continued service as chief executive officer through September 30, 2013, Mr. Fusco would be entitled to receive a payment of $200,000 in lieu of any rights under the 2014 Executive Plan, and a payment of $250,000 in lieu of any equity grants.

  Equity Compensation

        We provide a portion of our executive compensation in the form of stock options and RSUs that vest over time. We believe that this helps to retain our executives and aligns their interests with those of our stockholders by allowing the executives to participate in our longer-term success through stock price appreciation.

        Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants help to align the interests of our executives and our stockholders, provide our executives with a strong link to our long-term performance and also create an ownership culture. Our equity awards typically take the form of stock options and RSUs. Stock options typically require significant growth in stockholder value to generate long-term value to our executives which is in line with our performance-oriented culture. In addition, the vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to an executive to remain in our employ during the vesting period. RSUs have intrinsic value which is important in retaining our executive talent. The compensation committee carefully considers the mix of equity instruments when determining annual equity awards to ensure that the executive's total compensation conforms to our overall philosophy and objectives.

        In determining the size and mix of equity grants to our executives, the compensation committee considers comparative equity grants received by executives in our peer group and in the global industry survey data generally between the 50th and 75th percentiles (when available), and also considers the individual executive's performance, contributions and level of responsibility, and the executive's ability to significantly influence our growth and profitability. In addition, the compensation committee takes into account our company-level performance and the recommendations of the chief executive officer other than for himself.

        Our equity awards typically have taken the form of stock options and RSUs. We generally make an initial equity award of stock options and/or RSUs to new executives and an annual equity program grant in August each year as part of our overall compensation program. All grants of options and RSUs to our executives are approved by the compensation committee. Equity awards for our chief executive officer are determined by the compensation committee and then recommended to the board of directors for approval.

        We set the exercise price of all stock option grants to equal the prior trading day's closing price of our common stock. Typically, the equity awards we grant to our executives vest pro rata over the first sixteen quarters of a ten-year option term. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, or vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such equity awards, including voting rights and the right to receive dividends or dividend equivalents.

        For fiscal 2014, the compensation committee made recommendations, following the closing of the applicable prior fiscal year, for annual equity grants for our named executive officers to the board. The compensation committee's grant recommendations were made after consideration and discussion about each individual's prior year performance, company performance for the year in question, and a review of peer group and global industry survey data. The compensation committee considered each of these parameters for each of our named executive officers and determined both the size of the equity awards and equity mix (the relative balance of options and RSUs).

  Fiscal 2014 Equity Awards

        On August 1, 2013, we granted stock options and RSUs to our named executive officers as set forth below. The grants vest in sixteen equal quarterly installments on the last business day of the quarter beginning on September 30, 2013.

        The compensation committee considered the comparative data and individual performance factors described above when determining the value of each grant. The committee exercised its collective business judgment and experience in making these determinations, with the objective of recognizing each executive's level of responsibility and contributions during the past year, and retaining him and proving appropriate incentives for the future. The committee did not use an arithmetic scorecard in determining the appropriate value of each grant or each executive's performance, contribution or value to the Company, and instead developed a consensus based on committee discussions and interactions with the executive officers, including the chief executive officer.

        In determining the allocation of the awards between stock options and RSUs, the compensation committee considered the different goals intended to be achieved through these different types of awards as discussed above.

Named Executive Officer	Type of Equity Award	Number of Shares Subject to Award (#)
Antonio J. Pietri	Stock Options	48,018
	Restricted Stock Units	57,621
Mark P. Sullivan	Stock Options	25,546
	Restricted Stock Units	30,655
Manolis E. Kotzabasakis	Stock Options	24,969
	Restricted Stock Units	29,963
Frederic G. Hammond	Stock Options	8,355
	Restricted Stock Units	10,026
Mark E. Fusco(1)	Stock Options	0
	Restricted Stock Units	0

(1)
On August 9, 2013, the board of directors determined that in consideration of continued service as chief executive officer through September 30, 2013, Mr. Fusco would be entitled to receive a payment of $200,000 in lieu of any rights under the 2014 Executive Plan, and a payment of $250,000 in lieu of any equity grants.

  Fiscal 2015 Compensation Actions

        The compensation committee took the following additional actions related to named executive officer compensation after the year ended June 30, 2014 through the date of this Proxy Statement.

  Base Salary

        In July 2014, the compensation committee, and in the case of Mr. Pietri, the board of directors, established base salaries of our named executive officers for fiscal 2015. In determining fiscal 2015 base salaries, the compensation committee considered data from our peer group. The base salaries thus established are set forth in the table below.

Named Executive Officer	Fiscal 2014 Base Salary ($)	Fiscal 2015 Base Salary ($)(1)	Percentage Increase (%)
Mark E. Fusco(2)	150,000	0	N/A
Antonio J. Pietri	500,000	600,000	20.0%
Mark P. Sullivan	370,000	390,000	5.4%
Manolis E. Kotzabasakis	348,000	362,000	4.0%
Frederic G. Hammond	330,000	350,000	6.1%

(1)
When determining fiscal 2015 base salaries, the compensation committee considered peer group data in accordance with the committee's general philosophy to target base salary levels at approximately the 50th percentile of our peer group. The compensation committee also considered other relevant data such as experience, tenure and performance.

(2)
Mark E. Fusco served as our president and chief executive officer until his resignation effective September 30, 2013.

  2015 Executive Plan

        In July 2014, the compensation committee approved an Executive Annual Incentive Bonus Plan FY15, or the 2015 Executive Plan, for each of our executive officers and certain other members of senior management. Each such plan is identical in form, except for the amount of the executive's target awards.

        The purpose of these plans is to motivate and reward performance for the achievement of certain corporate objectives for fiscal 2015. Payments under each plan are based upon the achievement of certain corporate performance metrics established by the board. The annual targets under the 2015 Executive Plan for each of the named executive officers are as follows.

Named Executive Officer	Fiscal 2015 Annual Target Cash Payment ($)
Antonio J. Pietri	600,000
Mark P. Sullivan	310,000
Manolis E. Kotzabasakis	310,000
Frederic G. Hammond	230,000

  Fiscal 2015 Performance Goals

        The compensation committee approved the use of fiscal 2015 corporate objectives of GTLCV and cash flow from operations. These two performance metrics are weighted at 50% each for purposes of determining each eligible executive's bonus, and in order for any bonus to be payable, we must achieve at least 70% of the specified metrics. We believe this is an appropriate and effective way to link incentive compensation to corporate performance. For fiscal 2015 these plans do not contain individual performance metrics. Instead, each eligible executive's bonus is based solely on achievement of the corporate performance metrics, which is consistent with our philosophy to link executive compensation to corporate performance. In addition, the chief executive officer (in the case of his direct reports) and the compensation committee (in the case of the chief executive officer) may reduce any award otherwise payable hereunder by up to 10 percent in his or its discretion.

        In fiscal 2015, performance against the financial metrics under each plan will be evaluated at mid-year and at year-end. There is the potential for a mid-year payment based on performance against mid-year targets, not to exceed 25% of the annual bonus target. If an executive's employment terminates prior to the end of the performance period, eligibility for any payment will be subject to the retention agreement then in effect between us and the executive. In addition to awards based on the performance metrics established under each plan, the compensation committee may make a discretionary award to the executive in such amount as the compensation committee determines to be appropriate and in our best interests.

  Equity Awards

        The compensation committee approved its annual program grant for fiscal 2015 in July 2014. The awards issued to our named executive officers in August 2014 are as follows:

Named Executive Officer	Type of Equity Award	Number of Shares Subject to Award (#)
Antonio J. Pietri	Stock Options	50,357
	Restricted Stock Units	60,428
Mark P. Sullivan	Stock Options	20,143
	Restricted Stock Units	24,171
Manolis E. Kotzabasakis	Stock Options	19,423
	Restricted Stock Units	23,308
Frederic G. Hammond	Stock Options	7,194
	Restricted Stock Units	8,633
Mark E. Fusco(1)	Stock Options	0
	Restricted Stock Units	0

(1)
Mark E. Fusco served as our president and chief executive officer until his resignation effective September 30, 2013.

        For fiscal 2015, the value of each equity award was allocated 75% to RSUs and 25% to stock options. The compensation committee then reviewed peer group data in line with the committee's general approach to target equity compensation between the 50th and 75th percentiles. The compensation committee also considered each individual's performance and level of contribution when determining the value of fiscal 2015 equity awards.

  Benefits and Other Compensation

        We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Our named executive officers are not entitled to benefits that are not otherwise available to all employees.

  Stock Ownership Guidelines

        We maintain stock ownership guidelines requiring our chief executive officer to own stock with a value equal to at least three times his annual salary, our other named executive officers to hold stock with a value of at least one times their annual salaries, and our non-employee directors to own stock (i.e., long shares; not derivative securities such as stock options) with a value of at least three times their annual cash retainers. New named executive officers and directors have five years from the date that they become named executive officers or directors to reach the applicable ownership threshold. As of the record date, all of our named executive officers and directors satisfied the applicable ownership thresholds, subject to the five-year window associated with Mr. Pietri's appointment as our president and chief executive officer effective October 1, 2013.

  Severance and Change in Control Benefits

        Pursuant to the executive retention agreements we have entered into with each of our named executive officers and to the provisions of our option agreements, those executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. We have provided more detailed information about these benefits, along with estimates of value under various circumstances, in the table below under "—Employment and Change in Control Agreements."

        We believe these agreements assist in maintaining a competitive position in terms of attracting and retaining key executives. The agreements also support decision-making that is in the best interests of our stockholders, and enable our executives to focus on company priorities. We believe that our severance and change in control benefits are generally in line with prevalent peer practice with respect to severance packages offered to executives.

        Change in control benefits under our executive retention agreements are structured as "double trigger" benefits. In other words, the change in control, standing alone, does not trigger benefits; rather, benefits are paid only if the employment of the executive is also terminated during a specified period after the change in control and under the circumstances described below in "—Employment and Change in Control Agreements."

  Tax and Accounting Considerations

        The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate. Section 162(m) of the Internal Revenue Code of 1986, or IRC, generally disallows a tax deduction to a publicly-traded company for certain compensation in excess of $1,000,000 paid in any taxable year to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met.

        The compensation committee periodically reviews the potential consequences of Section 162(m), and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax-deductible to us. The compensation committee in its judgment may, however, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

  Risk Analysis of Compensation Policies and Programs

        The compensation committee has reviewed the compensation policies as generally applicable to our employees, and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. The design of the compensation policies and programs encourages employees to remain focused on both our short-and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, the equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking. In addition, we believe our stock ownership guidelines for our directors and named executive officers may mitigate against excessive and unnecessary risk-taking by requiring directors and named executive officers to hold a significant position in our stock during their period of service to the company.

  Conclusion

        Through the compensation arrangements described above, a significant portion of each executive's compensation is contingent on our company-wide performance. Therefore, the realization of benefits by the executive is closely linked to our achievements and increases in stockholder value. We remain committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation in any particular time period. The compensation committee gives careful consideration to our executive compensation program, including each element of compensation for each executive. The compensation committee believes the executive compensation program is reasonable relative to the peer group. The compensation committee also believes that the compensation program gives each executive appropriate incentives, based on the executive's responsibilities, achievements and ability to contribute to our performance. Finally, the compensation committee believes that our compensation structure and practices encourage management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

Employment and Change in Control Agreements

  Agreements with Current Executive Officers

        We have executive retention agreements with the following executive officers: Antonio J. Pietri, our President and Chief Executive Officer; Mark P. Sullivan, our Executive Vice President and Chief Financial Officer; Manolis E. Kotzabasakis, our Executive Vice President, Products; and Frederic G. Hammond, our Senior Vice President, General Counsel and Secretary; each of whom we refer to as a specified executive.

        Pursuant to the terms of each executive retention agreement, if no change in control has occurred, and the specified executive's employment is terminated without cause, the specified executive will be entitled to the following:

  •
  payment of an amount equal to the specified executive's base salary then in effect (or, for Mr. Pietri, 1.5 times his base salary), payable over twelve months (or, for Mr. Pietri, over 18 months);

  •
  payment of an amount equal to the specified executive's total target bonus for the fiscal year, pro-rated for the portion of the fiscal year elapsed prior to termination, payable to the executive on the company's normal payroll cycle over twelve months (or, for Mr. Pietri, in one lump sum);

  •
  payment of an amount equal to the cost to the specified executive of providing life, disability and accident insurance benefits, payable in one lump sum, for a period of one year (or, for Mr. Pietri, a period of 18 months); and

  •
  continuation of medical, dental and vision insurance coverage to which the specified executive was entitled prior to termination for a period of one year (or, for Mr. Pietri, a period of 18 months).

        If within twelve months following a change in control, the executive's employment is terminated without cause, or the specified executive terminates his employment for good reason (which includes constructive termination, relocation, a reduction in salary or benefits, or our breach of any employment agreement with the specified executive or a failure to pay benefits when due), then the specified executive shall be entitled to the following:

  •
  payment of an amount equal to the sum of the specified executive's annual base salary then in effect (or, for Mr. Pietri, 1.5 times his annual base salary then in effect) and the higher of the specified executive's target bonus for the then-prior or then-current fiscal year, payable in a single installment;

  •
  payment of an amount equal to the cost to the specified executive of providing life, disability and accident insurance benefits, payable in a single installment, for a period of one year (or, for Mr. Pietri, a period of 18 months);

  •
  continuation of medical, dental and vision insurance coverage to which the specified executive was entitled prior to termination for a period of one year (or, for Mr. Pietri, a period of 18 months); and

  •
  full vesting of (a) all of the specified executive's options to purchase shares of our stock, which options may be exercised by the specified executive for a period of twelve months following the date of termination (subject to the original expiration date of such options) and (b) all restricted stock and RSUs then held by the specified executive.

        Each executive retention agreement provides that the total payments received by the specified executive relating to termination of his/her employment will be reduced to an amount equal to the highest amount that could be paid to the specified executive without subjecting such payment to excise tax as a parachute payment under IRC Section 4999, provided that no reduction shall be made if the amount by which these payments are reduced exceeds 110% of the value of any additional taxes that the specified executive would incur if the total payments were not reduced.

        Each executive retention agreement terminates on the earliest to occur of (a) July 31, 2015, (b) the first anniversary of a change in control, and (c) our payment of all amounts due to the specified executive following a change in control. Each agreement is subject to automatic renewal on August 1 of each year, unless we give notice of termination at least six months prior to the renewal date.

  Agreement with Mark E. Fusco

        Mark E. Fusco served as our President and Chief Executive Officer until his resignation effective September 30, 2013. Under his former employee agreement, entered into on December 7, 2004, in the event of termination of Mr. Fusco's employment (other than for the reasons set forth below), including termination of his employment after a change in control or termination of employment by Mr. Fusco for "good reason" (which includes constructive termination, relocation, or reduction in salary or benefits), Mr. Fusco would have been entitled to a lump sum severance payment equal to two times the sum of:

  •
  the amount of Mr. Fusco's annual base salary in effect immediately prior to notice of termination (or in the event of termination after a change in control, then the amount of his annual base salary in effect immediately prior to the change in control, if higher); and

  •
  the amount of the average of the annual bonuses paid to Mr. Fusco for the three years (or the number of years employed, if less) immediately preceding the notice of termination (or in the event of termination after a change in control, then the amount of the average annual bonuses paid to Mr. Fusco for the three years (or the number of years employed, if less) immediately prior to the change in control, if higher) or the occurrence of a change in control, as the case may be.

        In addition, in lieu of any further life, disability, and accident insurance benefits otherwise due to Mr. Fusco following his termination (other than for the reasons set forth below), including termination after a change in control, Mr. Fusco would have been entitled to a lump sum amount equal to the estimated cost (as determined in good faith by us) to Mr. Fusco of providing such benefits, to the extent that Mr. Fusco was eligible to receive such benefits immediately prior to notice of termination, for a period of two years commencing on the date of termination. We would also have paid all health insurance due to Mr. Fusco for a period of two years commencing on the date of termination.

        Mr. Fusco's employment agreement provided that the payments received by him relating to termination of his employment would be increased in the event that these payments would subject him to excise tax as a parachute payment under IRC Section 4999. The increase would be equal to an amount necessary for Mr. Fusco to receive, after payment of such tax, cash in an amount equal to the amount he would have received in the absence of such tax. However, the increased payment would not be made if the total severance payment, if so increased, would not exceed 110% of the highest amount that could be paid without causing an imposition of the excise tax. In that event, in lieu of an increased payment, the total severance payment would be reduced to such reduced amount.

        However, in the event that Mr. Fusco's employment had been terminated for one or more of the following reasons, then Mr. Fusco would not have been entitled to the severance payments described above: by us for cause; by reason of Mr. Fusco's death or disability; by Mr. Fusco without good reason (unless such resignation occurs within 180 days following a change in control); or after Mr. Fusco shall have attained age 70.

        On October 28, 2005, we entered into an amendment to our employment agreement with Mr. Fusco. This amendment provided that in the event Mr. Fusco became entitled, on the terms and conditions set forth in the employment agreement, to receive a severance payment upon termination of his employment, such a payment would have to be made within 30 days after the Date of Termination (as defined in the employment agreement). Notwithstanding the foregoing, if the severance payment would constitute "nonqualified deferred compensation" subject to the provisions of IRC Section 409A, then the payment instead would be due within 15 days after the earlier of (i) the expiration of six months and one day following the Date of Termination or (ii) Mr. Fusco's death following the Date of Termination. Mr. Fusco's agreement was amended and restated on October 3, 2007 to comply with the applicable provisions of IRC Section 409A.

  Potential Payments Upon Termination or Change in Control

        The following table sets forth estimated compensation that would have been payable to each of our named executive officers as severance or upon a change in control of our company under two alternative scenarios, assuming the termination triggering severance payments or a change in control took place on June 30, 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Restricted Stock Units ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Total ($)
Antonio J. Pietri
• Termination without cause or with good reason prior to change in control	$1,250,859	—	—	26,317	$45,000	1,322,176
• Change in control only		—	—			—
• Change in control with termination without cause or with good reason	$1,250,859	$1,158,082	$3,420,283	26,317	$45,000	$5,900,541
Mark P. Sullivan
• Termination without cause or with good reason prior to change in control	$670,572	—	—	13,734	$45,000	729,306
• Change in control only		—	—			—
• Change in control with termination without cause or with good reason	$670,572	$870,642	$2,351,691	$13,734	$45,000	$3,951,639
Manolis E. Kotzabasakis
• Termination without cause or with good reason prior to change in control	$648,565	—	—	17,544	$45,000	711,109
• Change in control only		—	—			—
• Change in control with termination without cause or with good reason	$648,565	$864,641	$2,327,610	$17,544	$45,000	$3,903,360
Frederic G. Hammond
• Termination without cause or with good reason prior to change in control	$535,553	—	—	17,483	$45,000	598,036
• Change in control only		—	—			—
• Change in control with termination without cause or with good reason	$535,553	$326,831	$854,827	$17,483	$45,000	$1,779,694

(1)
Amounts shown reflect payments based on salary and bonus as well as payment of estimated cost of life, disability and accident insurance benefits during the agreement period.

(2)
Amounts shown represent the value of stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and $46.40, which was the closing price of the common stock on The NASDAQ Global Market on the last trading day of fiscal 2014, June 30, 2014.

(3)
Amounts shown represent the value of restricted stock units upon the applicable triggering event described in the first column, based on the closing price of the common stock on The NASDAQ Global Market on the last trading day of fiscal 2014, June 30, 2014.

(4)
Amounts shown represent the estimated cost of providing employment-related benefits during the agreement period.

(5)
Amounts shown represent the maximum value of outplacement benefits.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        This section provides further information regarding the board of directors and the independence of our directors and describes key corporate governance guidelines and practices that we have adopted. You can access our current committee charters and code of business conduct and ethics in the "Investor Relations" section of our website located at www.aspentech.com; or by calling us at 781-221-6400; or by writing to our Investor Relations Department at our principal executive offices at 200 Wheeler Road, Burlington, Massachusetts 01803, or at 20 Crosby Drive, Bedford, Massachusetts 01730, following our move in November, 2014. Neither our website nor its contents are incorporated into this Proxy Statement.

Directors

  Nominees for Election for a Three-Year Term Expiring at Our 2017 Annual Meeting:

        Joan C. McArdle has served as one of our directors since 1994. Ms. McArdle has served as a senior vice president of Massachusetts Capital Resource Company, an investment company, since 2001, and served as a vice president of Massachusetts Capital Resource Company from 1985 to 2001. Ms. McArdle currently serves as a director of Datawatch Corporation, a provider of data visualization software. She holds an A.B. in English from Smith College. Ms. McArdle is 63 years old. We believe Ms. McArdle's qualifications to serve on the board of directors include her experience in building and financing companies from earliest stages of growth to mature technology companies. In addition, Ms. McArdle's knowledge of the technology industry and venture experience enable her to provide the board with valuable strategic advice.

        Simon J. Orebi Gann has served as one of our directors since February 2011. Dr. Orebi Gann worked for BP from 2000 until 2008, for most of that time serving as the Chief Information Officer and a member of the Executive Committee of BP Integrated Supply and Trading. From 1996 to 2000, Dr. Orebi Gann served as Managing Director of Technology for the London International Financial Futures and Options Exchange. From 1979 to 1996, he served as one of the Chief Information Officers of Marks & Spencer plc, an international retailer. Dr. Orebi Gann served as a director of MapInfo Corporation, a provider of location intelligence solutions, from 2004 until its sale to Pitney Bowes Inc. in April 2007. He currently serves on the board of directors of Next Generation Data ltd, a European provider of large scale Data Center space. He holds a BA, MA (Oxon) and D. Phil from Oxford University where he studied Physics. Dr. Orebi Gann is 64 years old. We believe Dr. Orebi Gann's qualifications to serve on the board of directors include his experience in our largest industry segment and his proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

  Directors Continuing in Office Until Our 2015 Annual Meeting:

        Gary E. Haroian has served as one of our directors since 2003. From 2000 to 2002, Mr. Haroian served in various positions, including as chief financial officer, chief operating officer and chief executive officer, at Bowstreet, Inc., a provider of software application tools. From 1997 to 2000, Mr. Haroian served as senior vice president of finance and administration and chief financial officer of Concord Communications, Inc., a network management software company. From 1983 to 1996, Mr. Haroian served in various positions, including chief financial officer, president, chief operating officer and chief executive officer, at Stratus Computer, Inc., a provider of continuous availability solutions. Mr. Haroian served as a director of A123 Systems, a battery systems company, from 2006 to 2012; Network Engines, Inc., a provider of server appliance solutions, from 2003 to 2011; Unica Corporation, a provider of enterprise marketing management software, from 2009 to 2010; Phase Forward Incorporated, a provider of clinical trials and drug safety software, from 2005 to 2010; Authorize.Net Holdings, Inc. (formerly known as Lightbridge, Inc.), a provider of transaction and payment processing services, from 2005 to 2007; and Embarcadero Technologies, Inc., a provider of database management solutions, from 2004 to 2006. Mr. Haroian currently serves as a director of BrightCove Inc., a provider of cloud-based services for video. Prior to 1983, Mr. Haroian was a Certified Public Accountant. He holds a B.A. in Economics and a B.B.A. in Accounting from the University of Massachusetts Amherst. Mr. Haroian is 63 years old. We believe that Mr. Haroian's qualifications to serve on the board of directors include his extensive advisory experience to various emerging technology companies, his service on the boards of directors of other public companies and his financial and accounting expertise.

        Antonio J. Pietri was named our President and Chief Executive Officer effective October 1, 2013 and has served as one of our directors since July 2013. Before accepting his appointment as President and Chief Executive Officer, he had served as our Executive Vice President, Field Operations since July 2007. Mr. Pietri served as our Senior Vice President and Managing Director for our Asia-Pacific region from 2002 to June 2007 and held various other positions with our company from 1996 until 2002. From 1992 to 1996, he was at Setpoint Systems, Inc., which we acquired, and before that he worked at ABB Simcon and AECTRA Refining and Marketing, Inc. He holds an M.B.A. from the University of Houston and a B.S. in Chemical Engineering from the University of Tulsa. Mr. Pietri is 49 years old. In his years of service to the company in various roles, including international assignments, Mr. Pietri has developed valuable working relationships with our customers and employees, and therefore provides a unique perspective on our growth strategy as well as our day-to-day operations.

  Directors Continuing in Office Until Our 2016 Annual Meeting:

        Robert M. Whelan, Jr. was elected Chairman of our board of directors on January 29, 2013. He has served as one of our directors since May 2011. Mr. Whelan has been the President of Whelan & Company, LLC, which provides business and financial consulting and strategic services to a broad range of companies, since 2001. From 2001 to 2005, Mr. Whelan also served as Managing Director of Valuation Perspectives, Inc., a consulting firm. Prior to 2001, Mr. Whelan held a number of senior-level positions at various investment banking and brokerage firms. Among other positions, Mr. Whelan was Vice Chairman of Prudential Volpe Technology Group, the technology investment banking and research division of Prudential Securities, and prior to that, he was Chief Operating Officer, Managing Director, Head of Investment Banking, and a board member of Volpe Brown Whelan & Company, a private technology and healthcare investment banking, brokerage and asset management firm acquired by Prudential Securities in 1999. Mr. Whelan served as a director of ARIAD Pharmaceuticals, Inc., a NASDAQ-listed developer of small-molecule drugs to treat patients with aggressive cancers, from April, 2010 through September, 2014. Mr. Whelan holds a B.A. in history from Dartmouth College and an M.B.A. from Stanford University Graduate School of Business. Mr. Whelan is 62 years old. We believe that Mr. Whelan's qualifications to serve on the board of directors include his executive management and technology investment banking experience.

        Donald P. Casey has served as one of our directors since 2004. From 2004 through 2009, Mr. Casey served as Chairman of the Board of Mazu Networks, a networking software startup. In 2004, Mr. Casey was also the chief executive officer of Mazu Networks. Since 2001, Mr. Casey has been an information strategy and operations consultant to technology and financial services companies. From 2000 to 2001, Mr. Casey served as president and chief operating officer of Exodus Communications, Inc., an Internet infrastructure services provider. From 1991 to 1999, Mr. Casey served as president and chief technology officer of Wang Global, Inc. Mr. Casey previously held executive management positions at Lotus Development Corporation, Apple Computer, Inc. and International Business Machines Corporation. He is currently a director of PeerApp, a startup focused on Internet media caching solutions. Mr. Casey holds a B.S. in Mathematics from St. Francis College. He is 68 years old. We believe Mr. Casey's qualifications to serve on the board of directors include his many years of experience in the business software industry. His experience includes executive management and development roles. We believe Mr. Casey's extensive industry knowledge and industry perspective are beneficial for the board.

Board Determination of Independence

        The board of directors uses the definition of independence established by The NASDAQ Stock Market. Under applicable NASDAQ rules, a director qualifies as an "independent director" if, in the opinion of the board, he or she does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that Donald P. Casey, Gary E. Haroian, Joan C. McArdle, Simon J. Orebi Gann and Robert M. Whelan, Jr. do not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company, and that each of these directors therefore is an "independent director" as defined in NASDAQ Listing Rule 5605(a)(2).

Director Nomination Process

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and other members of the board.

        In considering whether to recommend a particular candidate for inclusion in the board's slate of recommended director nominees, the nominating and corporate governance committee considers factors it deems appropriate, which may include judgment, skill, diversity, character, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other members of the board of directors, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular component is a prerequisite for a prospective nominee.

        The nominating and corporate governance committee also bases its recommendations on criteria set by the board of directors. These criteria include possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of our company, demonstrated excellence in the candidate's field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. In order to ensure that the board of directors has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) considers diversity, age, skills, and other factors deemed appropriate given the current needs of the board of directors and our company.

        The board and the nominating and corporate governance committee believe that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The board believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities effectively. Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the board and the company, to ensure the board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. In the case of incumbent directors whose terms of office are set to expire, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) reviews these directors' overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence.

        We have adopted a policy as part of our corporate governance guidelines that any nominee for director in an uncontested election who receives more withheld votes than votes in favor, must submit an offer of resignation. The nominating and corporate governance committee will consider all the relevant facts and circumstances and make a recommendation to the board on whether to accept the offer of resignation. The board will act on the recommendation of the nominating and corporate governance committee, and we will disclose that decision in a press release or filing with the SEC if required.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting the individuals' names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least a year as of the date such recommendation is made. Any such names should be submitted to our nominating and corporate governance committee in care of our Secretary at Aspen Technology, Inc. at 200 Wheeler Road, Burlington, Massachusetts 01803, or following our move in November, 2014, at 20 Crosby Drive, Bedford, Massachusetts 01730. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included in the Proxy Statement and proxy card for our next annual meeting.

Board Leadership Structure

        The board of directors currently has an independent chair, Robert M. Whelan, Jr. We believe that having an independent board chair can create an environment that is conducive to objective evaluation and oversight of management's performance, and can increase management accountability and improve the ability of the board to monitor whether management's actions are in the best interests of our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Communicating with Independent Directors

        The board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our chairman of the board, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of those communications to the other directors as he considers appropriate.

        Communications are forwarded to all directors if the communications relate to important substantive matters and include suggestions or comments that the chairman of the board or the chair of our nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to the board in care of our Secretary at Aspen Technology, Inc., 200 Wheeler Road, Burlington, Massachusetts 01803, or following our move in November, 2014, at 20 Crosby Drive, Bedford, Massachusetts 01730.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        We have adopted a written set of corporate governance guidelines, which provides additional details concerning our commitments and principles guiding our overall governance practices.

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

        We have posted a copy of the code of business conduct and ethics in the "Investor Relations" section of our website located at www.aspentech.com. We intend to satisfy disclosure requirements regarding amendments to, or waivers from, our code by posting such information on our website.

Role of Board in Risk Oversight

        One of the key functions of the board of directors is informed oversight of our risk management process. In particular, the board is responsible for assessing major risks facing our company and considering ways to address those risks.

        The board administers this oversight function directly, as well as through the board's standing committees that address risks inherent in their respective areas of oversight, in compliance with the board's corporate governance policies. Both the board as a whole and the various standing committees receive periodic reports from the management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the board as quickly as possible.

        Our audit committee has the responsibility to assist the board of directors in its oversight of our policies for risk assessment and management. The audit committee also oversees our independent auditors and reviews our audited financial statements and other financial disclosures, in addition to overseeing the performance of our audit function. Typically, the audit committee receives and discusses with management a quarterly report regarding risk management and the areas of risk the company has addressed in such quarter.

        In reviewing director compensation and making recommendations to the board of directors, our compensation committee considers the impact on the directors' independence and objectivity. In addition, our nominating and corporate governance committee oversees evaluations of the board of directors and its committees to determine whether they are functioning effectively.

Compensation Committee Interlocks and Insider Participation

        In fiscal 2014, the compensation committee consisted of three directors: Donald P. Casey, Simon J. Orebi Gann, and Robert M. Whelan, Jr. Since July 1, 2013, none of our executive officers has served as a member of either the board of directors or compensation committee of any entity, one or more of whose executive officers served as a member of either our board of directors or compensation committee.

 Director Attendance at Board and Stockholder Meetings

        The board of directors met six times during fiscal 2014, either in person or by teleconference. During fiscal 2014, each director attended at least 75% of the meetings of the board and the committees upon which he or she serves.

        We do not have a policy regarding director attendance at our annual meetings of stockholders. Directors Robert M. Whelan, Jr. and Antonio J. Pietri both attended our annual meeting of stockholders held on December 5, 2013.

Board Committees

        The board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. All of the members of each of these standing committees are independent as defined under the rules of The NASDAQ Stock Market, or NASDAQ, and, in the case of the audit committee, the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act.

  Audit Committee

        The members of the audit committee are Donald P. Casey, Gary E. Haroian, Joan C. McArdle and Robert M. Whelan, Jr. Mr. Haroian chairs the audit committee. The audit committee held six meetings in 2014. The board of directors has determined that all the members of the audit committee are independent directors as defined under NASDAQ rules, including the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act. The board has determined that Mr. Haroian is an "audit committee financial expert" as defined in applicable SEC rules. The purpose of the audit committee is to assist the board's oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications and independence of our independent auditors; the performance of our internal audit function and independent auditors; our policies for risk assessment and management; and our investment management and other treasury policies. The specific responsibilities of the audit committee include:

  •
  appointing, approving the compensation of, and overseeing the independence of our independent auditor;

  •
  oversight of our independent auditor, including the receipt and consideration of reports from such auditor;

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  reviewing and discussing our audited financial statements and related disclosures with management and our independent auditor;

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  directing the independent auditor to use its best efforts to perform all reviews of interim financial information prior to our disclosure of such information;

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  coordination of the board's oversight of our internal accounting controls for financial reporting and our disclosure controls and procedures, as well as the administration of our code of business conduct and ethics;

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  overseeing our internal audit function;

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  establishing policies for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters;

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  meeting independently with members of our internal auditing staff and our independent auditor;

  •
  receiving and reviewing the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board

    regarding the auditor's communication with the audit committee concerning independence, and discussing with the independent auditor any disclosed relationships between us and the auditor;

  •
  reviewing all related party transactions on an ongoing basis; and

  •
  preparing the audit committee report for our annual proxy statement required by SEC rules.

  Compensation Committee

        The members of the compensation committee are Donald P. Casey, Simon J. Orebi Gann, and Robert M. Whelan, Jr. Mr. Casey chairs the compensation committee. The compensation committee held seven meetings in 2014. The board of directors has determined that all the members of the compensation committee are independent directors as defined under NASDAQ rules. The purpose of the compensation committee is to discharge the responsibilities of the board relating to compensation of executive officers. Specific responsibilities of the compensation committee include:

  •
  reviewing and approving, or (in the case of the chief executive officer) recommending for approval by a majority of the independent directors of the board of directors, executive officer compensation, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits; and other forms of executive officer compensation;

  •
  overseeing an evaluation of executive officers;

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  exercising all rights, authority and functions of the board of directors under all of our stock option, stock incentive, employee stock purchase and other equity-based plans;

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  periodically reviewing and making recommendations to the board of directors with respect to incentive-compensation plans and equity-based plans;

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  periodically reporting to the board of directors on succession planning for our senior executives;

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  reviewing and making recommendations to the board with respect to director compensation; and

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  preparing the compensation committee report required by SEC rules.

  Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are Donald P. Casey, Gary E. Haroian, Joan C. McArdle, Simon J. Orebi Gann and Robert M. Whelan, Jr. Mr. Whelan chairs the nominating and corporate governance committee. The nominating and corporate governance committee held one meeting in 2014. Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become directors;

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  recommending to the board the persons to be nominated for election as directors;

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  developing and recommending to the board corporate governance principles; and

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  overseeing the evaluation of the board and each of the board committees.

Audit Committee Report

        The audit committee has reviewed and discussed the audited consolidated financial statements of AspenTech and its subsidiaries for fiscal 2014, and has discussed these financial statements with AspenTech's management and independent registered public accounting firm for fiscal 2014, KPMG LLP.

        The audit committee has also received from, and discussed with, AspenTech's independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        KPMG LLP also provided the audit committee with the written communications required under regulations of the Public Company Accounting Oversight Board, including communications regarding the independence of the registered public accounting firm. The audit committee has discussed with KPMG LLP its independence from AspenTech. The audit committee also considered whether the provision of other, non-audit related services referred to under the heading "Independent Registered Public Accounting Firm Fees and Other Matters" is compatible with maintaining the independence of the registered public accounting firm.

        Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and KPMG LLP, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AspenTech's Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

AUDIT COMMITTEE
Donald P. Casey Gary E. Haroian Joan C. McArdle Robert M. Whelan, Jr.

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing by Aspen Technology, Inc. under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

 Compensation Committee Report

        The compensation committee of the board of directors has reviewed and discussed with management the Compensation Discussion and Analysis portion contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the board, and the board has agreed, that the section entitled "Compensation Discussion and Analysis" as it appears above be included in this proxy statement.

COMPENSATION COMMITTEE
Donald P. Casey Simon J. Orebi Gann Robert M. Whelan, Jr.

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing by Aspen Technology, Inc. under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Compensatory Arrangements with Directors

        The following table provides information regarding the compensation paid to our non-employee directors in fiscal 2014.

Compensatory Arrangements with Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Donald P. Casey	152,759	88,737	53,454	294,949
Gary E. Haroian	142,759	88,737	53,454	284,949
Joan C. McArdle	127,759	88,737	53,454	269,949
Simon J. Orebi Gann	122,759	88,737	53,454	264,949
Robert M. Whelan, Jr.	226,697	88,737	53,454	368,887

(1)
Amounts shown represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year, in accordance with ASC Topic 718, with respect to restricted stock units and stock options granted to the named directors. The aggregate number of option awards outstanding held by each of our non-employee directors as of June 30, 2014 was as follows: Mr. Casey, 16,854; Mr. Haroian, 16,854; Ms. McArdle, 28,854; Dr. Orebi Gann, 37,554; and Mr. Whelan, 27,554.

        For fiscal 2014, the board established cash and equity compensation for the non-employee members of the board as set forth in the table below.

Cash Retainer	$50,000
Annual Equity Award (Value)	$182,000
Committee Members
Audit Member Retainer	$20,000
Compensation Member Retainer	$15,000
Nominating and Corporate Governance Member Retainer	$10,000
Leadership Roles
Board Chair	$75,000
Audit Chair	$15,000
Compensation Chair	$10,000
Nominating and Corporate Governance Chair	$7,500

        The compensation established for fiscal 2014 is consistent with the practice established by the board on May 10, 2011 of eliminating meeting fees and emphasizing equity compensation, which in turn is consistent with the practices of our peer group, and was recommended by our independent compensation consultant, Towers Watson. In consultation with Towers Watson, the board increased the annual cash compensation for the chair of the compensation committee for fiscal 2015 to $15,000.

        The compensation committee determined (in consultation with its independent compensation consultant, Towers Watson, and the chief executive officer) to allocate the aggregate value of the fiscal 2014 equity grant shown in the table above in the form of RSUs for 75% of the aggregate value and a stock option for 25% of the aggregate value. The value of the stock option portion was measured using the Black-Scholes methodology. The value allocated to the RSU grant was further allocated among RSU shares and a cash payment.

        On August 1, 2013, the compensation committee granted each non-employee director: (i) a fully-vested stock option for 3,496 shares, at an exercise price of $32.54 per share; (ii) 2,727 fully-vested RSUs; and (iii) a cash payment of $47,759. The portion of the aggregate grant that was made in cash instead of stock was intended to offset the tax liability triggered by the vesting of the RSUs. This practice is consistent with the net settlement treatment for withholding taxes due upon the vesting of RSUs granted to employees, and was made in the form of a cash payment to each individual because there is no company tax withholding for non-employee directors.

        The compensation committee determined (in consultation with its independent compensation consultant, Towers Watson, and the chief executive officer) to continue the same value for the annual equity award for fiscal 2015 as approved for fiscal 2014. On August 1, 2014, the compensation committee granted each non-employee director: (i) a fully-vested stock option for 2,619 shares, at an exercise price of $43.44 per share; (ii) 2,042 fully-vested RSUs; and (iii) a cash payment of $47,788. The portion of the aggregate grant that was made in cash instead of stock was intended to offset the tax liability triggered by the vesting of the RSUs. This practice is consistent with the net settlement treatment for withholding taxes due upon the vesting of RSUs granted to employees, and was made in the form of a cash payment to each individual because there is no company tax withholding for non-employee directors.

 LIMITATION OF LIABILITY AND INDEMNIFICATION

        Our charter limits the personal liability of our directors for breach of fiduciary duty to the maximum extent permitted by the Delaware corporation law. The charter provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. These provisions do not, however, eliminate or limit the liability of any of the directors for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

  •
  any transaction from which the director derived an improper personal benefit.

        Any amendment or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim arising prior to such amendment or repeal. If the Delaware corporation law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the directors will be further limited to the greatest extent permitted by the Delaware corporation law.

        The charter also provides that we must indemnify directors and officers in certain circumstances. We believe these provisions are important in attracting and retaining qualified individuals to serve as directors and executive officers.

        We maintain director and officer insurance providing for indemnification of our directors and officers for certain liabilities, including certain liabilities under the Securities Act. We also maintain a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

        There is no pending litigation or proceeding involving any director or executive officer to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

 RELATED-PARTY TRANSACTIONS

        The following discussion relates to types of transactions involving our company and any of our executive officers, directors, director nominees or five percent stockholders, each of whom we refer to as a "related party." For purposes of this discussion, a "related-party transaction" is a transaction, arrangement or relationship:

  •
  in which we participate;

  •
  that involves an amount in excess of $120,000; and

  •
  in which a related party has a direct or indirect material interest.

        From July 1, 2013 through the date of this Proxy Statement, there have been no related-party transactions, except for the executive officer and director compensation arrangements described in the sections "Management—Director Compensation" and "—Executive Compensation."

        The board of directors has adopted written policies and procedures for the review of any related-party transaction. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity and (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and

  •
  a transaction that is specifically contemplated by provisions of our charter or by-laws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

        Since July 1, 2013 through the date of this Proxy Statement, there have been no related-party transactions that were specifically contemplated by our charter or by-laws and excepted from the definition of related-party transactions according to the preceding exception.

STOCK OWNERSHIP

Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders

        The following tables set forth certain information, as of October 10, 2014, with respect to the beneficial ownership of our common stock by:

  •
  each person or group that we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

  •
  each of our executive officers and directors; and

  •
  our executive officers and directors as a group.

        As of October 10, 2014, a total of 90,611,064 shares of common stock were outstanding. In the following table, (a) shares under "Right to Acquire" include shares subject to options that were vested as of October 10, 2014 or will vest by December 9, 2014 (60 days after October 10, 2014) and RSUs that will vest by December 9, 2014, and (b) unless otherwise noted, each person identified possesses, to our knowledge, sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. The information in this table is based upon information supplied by executive officers and directors and Schedules 13G filed with the SEC. The address of all of our executive officers and directors is in care of Aspen Technology, Inc. at 200 Wheeler Street, Burlington, Massachusetts 01803, or following our move in November, 2014, at 20 Crosby Drive, Bedford, Massachusetts 01730.

	Common Stock
Name of Stockholder	Outstanding Shares	Right to Acquire	Total Number	Percent of Voting Power
5% Stockholders
BlackRock, Inc 55 East 52nd Street, New York, New York 10055	7,099,751			7.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,962,848			6.6%
Waddell & Reed Financial, Inc. 6300 Lamar Avenue Overland Park, KS 66202	5,175,978			5.7%
Named Executive Officers and Directors
Antonio J Pietri	29,617	69,758	99,375	*
Joan C. McArdle	54,106	28,473	82,579	*
Manolis E. Kotzabasakis	28,881	25,209	54,090	*
Simon J. Orebi Gann	12,614	40,173	52,787	*
Mark P. Sullivan	29,273	15,659	44,932	*
Robert M. Whelan, Jr.	12,614	30,173	42,787	*
Donald P. Casey	9,106	19,473	28,579	*
Gary E. Haroian	7,897	19,473	27,370	*
Frederic G. Hammond	16,814	7,596	24,410	*

Directors and Executive Officers, as a group (9 persons)	200,922	255,987	456,909	0.5%

        Shares reflected as beneficially owned by Waddell & Reed Financial, Inc. consist of 5,175,978 shares of common stock held by Waddell & Reed Investment Management Company, or WRIMCO, and 4,250,447 shares of common stock held by Ivy Investment Management Company, or IICO, an investment advisory subsidiary of Waddell & Reed Financial, Inc.

        As reported in a Schedule 13G/A filed with the SEC on February 7, 2014, each of Waddell & Reed Financial, Inc., WRIMCO, IICO, Waddell & Reed, Inc., or Waddell & Reed Financial Services, Inc. may be deemed to share voting and dispositive power over the 11,972,289 shares reflected in the table as beneficially owned by Waddell & Reed Financial, Inc. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power.

        As reported in a Schedule 13G/A filed with the SEC on January 28, 2014, BlackRock, Inc. is a parent holding company.

        Shares reflected as beneficially owned by The Vanguard Group include 126,211 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. or Vanguard, as a result of its serving as investment manager of collective trust accounts, and 6,100 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, as a result of serving as investment manager of Australian investment offerings.

        Shares reflected as beneficially owned by Ms. McArdle consist of 30,000 shares of common stock held by Massachusetts Capital Resource Company. Ms. McArdle serves as a senior vice president of Massachusetts Capital Resource Company and may be deemed to have shared voting power over these shares. Ms. McArdle disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, during fiscal 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

 AUDITORS

Audit Fees

        The following table summarizes the fees of KPMG LLP, our independent auditor for each of the last two fiscal years:

	Year Ended June 30,
Fee Category	2014	2013
	(In thousands)
Audit	$1,795	$1,945
Audit-Related	—	—
Tax fees	—	—
All other fees	—	—

	$1,795	$1,945

        "Audit" fees consist of fees and expenses for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

        "Audit-Related" fees consist of fees for assurance and related services that were reasonably related to the performance of the audit and review of our financial statements and that are not reported as audit fees.

        "Tax fees" consist of fees for tax compliance, tax advice and tax planning services.

        "All other fees" consist of all fees for products and services fees other than audit, audit-related and tax services.

Audit Committee Pre-Approval Policies and Procedures

        The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, except that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

HOUSEHOLDING OF PROXY MATERIALS

        To reduce costs and the environmental impact of the annual meeting, a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year's and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Secretary at 1-781-221-6400 or at our headquarters at 200 Wheeler Road, Burlington, Massachusetts 01803, or following our move in November, 2014, at 20 Crosby Drive, Bedford, Massachusetts 01730. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

 OTHER MATTERS

        The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Frederic G. Hammond
Secretary
October 24, 2014

        A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2014, AS FILED WITH THE SEC, IS INCLUDED IN OUR 2014 ANNUAL REPORT TO STOCKHOLDERS, WHICH MAY BE ACCESSED OVER THE INTERNET AS SET FORTH IN THE "NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS" SENT TO OUR STOCKHOLDERS OF RECORD AS OF OCTOBER 10, 2014. YOU MAY VIEW AND ALSO DOWNLOAD OUR 2014 ANNUAL REPORT TO STOCKHOLDERS ON OUR WEBSITE AT http://ir.aspentech.com, AS WELL AS AT www.proxyvote.com. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2014 TO OUR SECRETARY AT ASPEN TECHNOLOGY, INC. AT 200 WHEELER ROAD, BURLINGTON, MASSACHUSETTS 01803, OR FOLLOWING OUR MOVE IN NOVEMBER, 2014, AT 20 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730.

Aspen Technology, Inc.

Proxy Solicited on behalf of the Board of Directors for

Annual Meeting of Stockholders to be held December 4, 2014

The undersigned hereby authorizes and appoints Antonio J. Pietri, Mark P. Sullivan and Frederic G. Hammond, and each of them, as proxies with full power of substitution, to vote all shares of common stock, par value $0.10 per share, of Aspen Technology, Inc. (the “Company”), held of record by the undersigned as of the close of business on October 10, 2014, at the Annual Meeting of Stockholders to be held on Thursday, December 4, 2014, at 9 a.m. Eastern time at the offices of K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts, and at any adjournments thereof, on all matters that may properly come before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE OR, IN THE ABSENCE OF SUCH DIRECTION, “FOR” THE SPECIFIED NOMINEES IN PROPOSAL ONE, “FOR” PROPOSAL TWO, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENTS THEREOF:

Continued and to be signed on reverse side

ASPEN TECHNOLOGY, INC

200 WHEELER ROAD

BURLINGTON, MA 01803

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1 800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ASPENTECH KEEP THIS PORTION FOR YOUR RECORDS.

DETACH AND RETURN THIS PORTION ONLY.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASPEN TECHNOLOGY, INC.

	For All	Withhold All	For All Except

PROPOSAL ONE: ELECTION OF DIRECTORS

1. Nominee Joan C. McArdle	☐	☐	☐

2. Nominee Dr. Simon J. Orebi Gann	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION	For ☐	Against ☐	Abstain ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date